UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Synthesis Energy Systems, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2009, at the annual meeting of the stockholders of Synthesis Energy Systems, Inc. (the “Company”), among other things, an amendment (the “Amendment”) to the Company’s Certificate of Incorporation (the “Certificate”) was approved to increase the authorized number of shares of common stock of the Company (the “Common Stock”) from 100,000,000 to 200,000,000, effective upon filing of a Certificate of Amendment with the Secretary of State for the State of Delaware, which was filed on the same day. The foregoing summary is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 3.1 hereto and incorporated by reference herein in its entirety.

Item 8.01 Other Events

On December 16, 2009, the Company held its annual meeting of the stockholders and the following proposals were approved: (i) the election of Lorenzo Lamadrid, Robert Rigdon, Donald Bunnell, Michael Storey, Denis Slavich and Harry Rubin to the Company’s board of directors for a one-year term or until their successors are duly elected and qualified; (ii) as described in Item 5.03 above, an amendment to the Certificate to increase the number of authorized shares of the Common Stock; and (iii) the ratification of the appointment of PricewaterhouseCoopers, independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending June 30, 2010. A proposal to amend the Certificate to authorize a class of preferred stock was not approved. The complete voting results from the annual meeting will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: December 17, 2009	/s/ Robert Rigdon

Robert Rigdon President and Chief Executive Officer

Exhibit Index

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective December 16, 2009.